Exhibit 10.1B
Schedule 1.01(a)
To Amended and Restated Credit Sleeve and Reimbursement Agreement
Post-Unwind Start Date Obligations
I.	Post-Unwind Start Date Obligations by Counterparty

Shell Energy North America (US) LP

Fortis Energy Marketing & Trading GP

J.P. Morgan Ventures Energy Corporation

NextEra Energy Power Marketing, L.L.C.

ANP Funding I, LLC Endure Energy, LLC

Integrys Energy Services, Inc.

Keystone Energy Partners, LP

Lehman Brothers Commodity Services Inc.

Lower Colorado River Authority, Texas

Rainbow Energy Marketing Corporation

Tenaska Power Services Co.

II.	C&I Guarantees by Counterparty

[*****]

III.	TDSP Postings

Centerpoint Energy Houston Electric

AEP Texas Central Company

Oncor Electric Delivery Company (Previously TXU Electric Delivery Company)

IV.	Other ML Guarantees

Electric Reliability Council of Texas NRG Texas LP Public Utility Commission of the State of Texas

Schedule 1.01(c) to CSRA
Schedule 1.01(c) To Amended and Restated Credit Sleeve and Reimbursement Agreement
Data and Reporting Requirements
I. General Provisions — Certain Defined Terms
This Schedule 1.01(c) shall constitute a part of the Credit Sleeve Reimbursement Agreement (“CSRA”). Capitalized Terms used herein shall either (a) have the meaning specified in the CSRA or (b) the meaning defined in this Schedule 1.01(c). References to Schedule 1.01(c) shall be to the entirety of this Schedule 1.01(c) and all sub-parts unless an individual sub-part is specified.
Current Exposure and Contingent Exposure shall be calculated on the basis of data REPS provided to the Sleeve Provider prior to the Unwind Start Date in accordance with the Existing CSRA.1 After the Unwind Start Date and before the Credit Sleeve Termination Date, the Sleeve Provider shall adjust the data provided by REPS prior to the Unwind Start Date to reflect the natural roll-off of the Post-Unwind Start Date Transactions and the return of ML Guarantees to the Merrill Parties. The Sleeve Provider’s computation of Current Exposure shall be performed consistent with the methodology that the Sleeve Provider uses to mark its own positions to market on a daily basis.
“Current Mark-to-Market” for any day, shall be expressed in Dollars and shall be equal to the Mark-to-Market value of all Post-Unwind Start Date Transactions.
The “Mark-to-Market” value of a transaction, which may be a positive or a negative number, shall be determined by valuing each transaction (volumes, contract prices, and delivery dates) as of the Unwind Start Date using the Merrill Market Forward Pricing Curve, Merrill Volatility Curve and Merrill Correlation Curve, each as determined on the Unwind Start Date, that corresponds to the pricing terms of such transaction. The “Merrill Market Forward Pricing Curves,” “Merrill Volatility Curves,” and “Merrill Correlation Curves” are defined as the curves used by the Sleeve Provider in its U.S. energy and related forwards, futures and options trading operations to mark its positions to market; and in those situations where discounting is applicable it will perform such discounting using the “Merrill LIBOR Curve”.
If at any time, with respect to any Post-Unwind Start Date Transaction, REPS’ calculation of Contingent Exposure differs in an amount greater than $50,000,000 from the Sleeve Provider’s calculation of Contingent Exposure, REPS may challenge the Sleeve Provider’s calculation of Contingent Exposure with respect to such transaction. If the parties cannot reach agreement on the calculation of Contingent Exposure with respect to such Post-Unwind Start Date Transaction within ten days after such challenge, then REPS may require that a third party expert be used to choose between the Sleeve Provider’s methodology for calculating the Contingent Exposure and a specific alternative methodology proposed by REPS for use in calculating the Contingent

[1]	On or after September 30, 2009, the Sleeve Obligors will not enter into or obtain any new Accepted Trades supported by the Merrill Parties under the Existing CSRA.

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Exposure with respect to such Post-Unwind Start Date Transaction. The third party expert will be designated by REPS from a list of at least three qualified and impartial experts which list shall promptly (and in no event more than five Business Days following request therefor), be provided by the Sleeve Provider to REPS. Such expert shall be required to choose between the calculation of Contingent Exposure used by the Sleeve Provider and those calculations proposed by REPS and to identify which it determines is more accurate, and the calculations used to determine Contingent Exposure thereafter shall be formulated by the Sleeve Provider in a manner consistent with the calculations so selected and thereafter such Contingent Exposure as so formulated will be the Contingent Exposure for all purposes hereunder. The expenses of the expert will be paid by the Party whose calculations are not selected by the expert.
REPS may challenge the Sleeve Provider’s calculation of Current Exposure. The parties will consult with each other in an attempt to resolve the dispute and if they fail to resolve the dispute within five days after such challenge, then the Sleeve Provider will recalculate the Current Exposure by (A) utilizing any calculations of Current Exposure that the parties have agreed are not in dispute and (B) calculating the Current Exposure in dispute by seeking four actual quotations at mid-market from reference market makers for purposes of calculating Current Exposure, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular calculation, then fewer than four quotations may be used for that calculation; and if no quotations are available for a particular calculation, then the Sleeve Provider’s original calculations will be used for that calculation of Current Exposure. Following a recalculation pursuant to this paragraph, the Sleeve Provider will notify REPS of such calculation.

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Schedule 1.01(c).24
Credit Exposure
REPS shall provide the data specified in this Schedule 1.01(c).24 for each Business Day by no later than 12:00 p.m. Central time on the next succeeding Business Day.

Counterparty	Breakdown	Gross Exposure	Gross Obligation
Counterparty A	Time All
Counterparty A	Current Month Delivered All
Counterparty A	Current Month MTM All
Counterparty A	Forward MTM All
Counterparty A	Prior Month All
Counterparty B	Time All
Counterparty B	Current Month Delivered All
Counterparty B	Current Month MTM All
Counterparty B	Forward MTM All
Counterparty B	Prior Month All
With respect to any Counterparty that is party to more than one Power and Hedging Contract, REPS shall separately provide the above data for each such contract.

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Schedule 3.06(a)
To Amended and Restated Credit Sleeve and Reimbursement Agreement
Merrill Account
JP Morgan Chase ABA
021000021
Account Number 066657474
Schedule 3.06(a) to CSRA

Schedule 5.06
To Amended and Restated Credit Sleeve and Reimbursement Agreement
Litigation
I.	PENDING LITIGATION
a.	Homestead Commercial Group, LLC v. Reliant Energy Retail Services, LLC, Arched Bridge Co. Inc., et al.; Cause No: 2007-65389; 281st Judicial District, Harris County, Texas.

b.	In re: Movie Gallery/Hollywood Video Bankruptcy.

c.	534 Las Americas/Hispanic Housing (Bankruptcy); Case No. 07-33778; US Bankruptcy Court, Southern District of Texas, Houston Division.

d.	In re: Arctic Cold Storage (Bankruptcy); Case No. 07-60254; US Bankruptcy Court, Eastern District of Texas, Tyler Division.

e.	Houston Council for Health and Education vs. Public Utility Commission of Texas, CenterPoint Energy, Houston Electric, LLC, Reliant Energy Retail Services, LLC and Texas Genco, LP; Cause No. GN500160; 3rd Court of Appeals, Travis County, Texas, pending with Supreme Court of Texas, Case No. 08-0421.

f.	Sharon Taylor, et al. vs. Freeman Publishers, Inc., et al. (Reliant Energy, Inc. a/k/a Reliant Resources); Cause No. 02-07-cv-410; USDC, Western District of Louisiana.

g.	In re: Miracle Candle; Cause No. 07-50227; United States District Court, Southern District of Texas, Laredo Division.

h.	Ray Madrigal v. Reliant Energy, Inc. and AEP Energy Services, Inc.; Cause No. 08-60392- 1; In the County Court at Law No. 1, Nueces County, Texas.

i.	Jan Andel, Diana Clarkson, a/n/f of Anthony Douglas Andel, A Minor, Wanda Andel and Bruno Andel vs. Atlantic Service & Supply, LLC, et al.; Cause No. 2008-17202; In the 164th Judicial District Court, Harris County, Texas.

j.	Constellation Energy Commodities Group, Inc. vs. Public Utility Commission of Texas; Cause No. D-1-GN-08-001213; in the 98th Judicial District Court, Travis County, Texas.

k.	In re: Calpine Corporation et al., debtors, Ch 11 Case 05-6022; Calpine Energy Services, L.P. vs. Reliant Energy Electric Solutions, LLC, Adversary Proceeding No.08-1-01251; in the United States Bankruptcy Court for the Southern District of New York.

l.	In re: Introgen Therapeutics, et al., debtor, Ch.11 Case 08-12442; Introgen Therapeutics, Inc. vs. Reliant Energy Retail Services, LLC; Adversary Proceeding No. 09-01071, in the U.S. Bankruptcy Court for the Western District of Texas
Schedule 5.06 to CSRA

II.	THREATENED LITIGATION
a.	Letter dated January 2, 2009 to Reliant Energy Retail Services, LLC from Cokinos, Bosien & Young
Schedule 5.06 to CSRA

Schedule 5.15
To Amended and Restated Credit Sleeve and Reimbursement Agreement
Compliance with Laws
1.	[*****]

2.	[*****]

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Schedule 12.13
To Amended and Restated Credit Sleeve and Reimbursement Agreement
List of Calculation Agents
Accenture LTD
Contact: Marina Kotovich
Phone: 312-693-8016 or 713-837-1500 or 1-877-889-9009
Address: 2929 Allen Parkway, Suite 2000; Houston, TX 77019
Web: www.accenture.com
Ernst & Young, LLP
Contact: Marcela Donadio
Phone: 713-750-1276 or 713-750-1500
Address: 5 Houston Center, Suite 1200; 1401 McKinney St.; Houston, TX 77010
Web: www.ey.com/global/content.nsf/US/Home
PricewaterhouseCoopers, LLP
Contact: Mark Allen Smith
Phone: 713-356-4233 or 713-356-4000
Address: 1201 Louisiana, Suite 2900; Houston, TX 77002-5678
Web: www.pwc.com
Sirius Solutions, LLP
Contact: Brent Price
Phone: 713-888-7116 or 713-888-0488 or 1-800-234-8054
Address: 3700 Buffalo Speedway, 11th Floor; Houston, TX 77098
Web: www.sirsol.com
Schedule 12.13 to CSRA

Schedule 12.17(a)
To Amended and Restated Credit Sleeve and Reimbursement Agreement
Releases of Merrill Collateral
Documents evidencing return of Merrill Collateral to the Merrill Parties, including ML Guarantees, and legal discharge of the Merrill Parties from obligations under the Existing CSRA on the Unwind Start Date:
1.	Framework Agreement dated as of September 30, 2009, among the Sleeve Provider, REPS and NRG Power Marketing LLC (“PMI”)

2.	MLCI Prop Trade Novation Agreement dated as of September 30, 2009, among the Sleeve Provider, REPS and PMI

3.	First Novation Agreement dated as of October 5, 2009, among REPS, the Sleeve Provider and PMI

4.	Release and Termination Agreement dated as of October 5, 2009, between the Sleeve Provider and RERH

5.	Release and Termination Agreement dated as of October 5, 2009, between the ML Guarantee Provider and REPS

6.	Second Novation Agreement dated as of October 5, 2009, among REPS, PMI and the Sleeve Provider

7.	Release and Termination Agreement dated as of October 5, 2009, between the ML Guarantee Provider and PMI

8.	REPS/NRG Standard ISDA Master Agreement Amendment and Release Agreement dated as of October 5, 2009, among REPS, PMI and the Sleeve Provider

9.	Release and Termination Agreement dated as of October 5, 2009, between PMI and the ML Guarantee Provider

10.	Termination and Release Agreement dated as of October 1, 2009, among the Sleeve Provider, Barclays Bank PLC and REPS

11.	Release and Termination Agreement dated as of October 1, 2009, between Barclays Bank PLC and the ML Guarantee Provider

12.	Novation Agreement dated as of September 29, 2009, among Morgan Stanley Capital Group Inc., REPS, the Sleeve Provider and NRG

13.	Amendment to ISDA Master Agreement dated as of October 5, 2009, among J. Aron & Company, REPS and the Sleeve Provider

14.	Release and Termination Agreement dated as of October 5, 2009, between the ML Guarantee Provider and J. Aron & Company

15.	Novation Agreement dated as of September 30, 2009, among RRI Energy Services, Inc., REPS, the Sleeve Provider and PMI

16.	Novation Agreement dated as of September 25, 2009, among BP Energy Company, REPS, PMI and the Sleeve Provider

17.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and BP Energy Company

18.	Novation Agreement dated as of September 25, 2009, among BP Corporation North America Inc., REPS, PMI and the Sleeve Provider

19.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and BP Corporation North America Inc.

20.	Novation Agreement dated as of September 28, 2009, among Calpine Energy Services, L.P., REPS, PMI and the Sleeve Provider

21.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and Calpine Energy Services, L.P.

22.	Novation Agreement dated as of September 25, 2009, among Citigroup Energy Inc., REPS, PMI and the Sleeve Provider

23.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and Citigroup Energy Inc.

24.	Novation Agreement dated as of September 30, 2009, among Constellation Energy Commodities Group, Inc., REPS, PMI and the Sleeve Provider

25.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and Constellation Energy Commodities Group, Inc.

26.	Novation Agreement dated as of September 25, 2009, among Credit Suisse Energy LLC, REPS, PMI and the Sleeve Provider

27.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and Credit Suisse Energy LLC

28.	Novation Agreement dated as of September 25, 2009, among Deutsche Bank AG, REPS, PMI, DB Energy Trading LLC and the Sleeve Provider

29.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and Deutsche Bank AG

30.	Novation Agreement dated as of September 25, 2009, among DB Energy Trading LLC, REPS, PMI and the Sleeve Provider

31.	Release and Termination Agreement dated as of October 1, 2009, among the ML Guarantee Provider and DB Energy Trading LLC

32.	Novation Agreement dated as of September 17, 2009, among Eagle Energy Partners I L.P., REPS, PMI and the Sleeve Provider

33.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and Eagle Energy Partners I L.P.

34.	Novation Agreement dated as of September 24, 2009, among Exelon Generation Company, LLC, REPS, PMI and the Sleeve Provider

35.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and Exelon Generation Company, LLC

36.	Novation Agreement dated as of September 22, 2009, among Luminant Energy Company LLC, REPS, PMI and the Sleeve Provider

37.	Release and Termination Agreement dated as of October 1, 2009, between the ML Guarantee Provider and Luminant Energy Company LLC

38.	Novation Agreement dated as of September 28, 2009, among Sempra Energy Trading LLC, REPS, PMI and the Sleeve Provider

39.	Release and Termination Agreement, dated as of October 1, 2009, between the ML Guarantee Provider and Sempra Energy Trading LLC

Schedule 12.18(b)
To Amended and Restated Credit Sleeve and Reimbursement Agreement
Terminated Agreements
1.	Second Amended and Restated Working Capital Facility, originally dated as of September 1, 2006, as amended and restated as of December 1, 2006, and as amended and restated as of May 1, 2009, among Merrill Lynch Capital Corporation (“MLCC”) and RERH Holdings, LLC (“RERH Holdings”), Reliant Energy Retail Holdings, LLC (“RERH”), Reliant Energy Power Supply, LLC (“REPS”), Reliant Energy Retail Services, LLC (“RERS”) and RE Retail Receivables, LLC (“RERR” and together with RERH Holdings, RERH, REPS and RERS, the “Reliant Retail Obligors”).

2.	Irrevocable Transferable Standby Letter of Credit No. 839BGC0900378, dated as of May 1, 2009, issued by Deutsche Bank AG in favor of MLCC for the account of NRG Energy, Inc. (“NRG”) on behalf of RERH.

3.	Contingent Contribution Agreement, dated as of May 1, 2009, by and among NRG, NRG Retail LLC, RERH Holdings, RERH and Merrill Lynch Commodities, Inc. (“MLCI”).

4.	NRG Retail LLC Side Letter Agreement, dated May 1, 2009, from NRG Retail LLC and accepted and agreed to by MLCC.

5.	Master Services Agreement, dated as of May 1, 2009, by and among NRG and the Reliant Retail Obligors.

6.	Supplement No. 1 to Master Services Agreement, dated as of May 1, 2009, by and among NRG, Reliant Energy Services Texas, LLC, Reliant Energy Texas Retail, LLC and the Reliant Retail Obligors.

7.	Parent Consent and Agreement, dated as of May 1, 2009, by NRG for the benefit of U.S. Bank National Association (the “Collateral Trustee”) and MLCC, MLCI and Merrill Lynch & Co., Inc. (“ML&Co.” and together with MLCC and MLCI, the “Secured Counterparties”) and acknowledged by the Reliant Retail Obligors.

8.	Consent and Agreement, dated as of May 1, 2009, of Reliant Energy, Inc. (“REI”) for the benefit of the Collateral Trustee and the Secured Counterparties with respect to the Transition Services Agreement.

9.	Tax Subordination Agreement, dated as of May 1, 2009, by NRG and the Reliant Retail Obligors for the benefit of the Secured Counterparties.

10.	Second Amended and Restated Intercompany Cash Management Agreement, dated as of August 1, 2007, by and among RERH, REPS, RERS and RERR.

11.	Subleasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 1, 2009, by RERR to Stanley Keeton, as trustee, for the
Schedule 12.18(b) to CSRA

benefit of the Collateral Trustee.

12.	Collateral Trust Agreement, dated as of December 1, 2006, among the Collateral Trustee and the Reliant Retail Obligors.

13.	Security Agreement, dated as of December 1, 2006, among the Collateral Trustee and the Reliant Retail Obligors.

14.	Amendment and Reaffirmation Agreement, dated as of May 1, 2009, among the Reliant Retail Obligors and the Collateral Trustee.

15.	Trademark Security Agreement Supplement, dated as of December 1, 2006, by RERH.

16.	Trademark Security Agreement Supplement, dated as of May 1, 2009, by RERH.

17.	Trademark Security Agreement Supplement, dated as of May 1, 2009, by RERS.

18.	Blocked Account Agreement, dated as of December 1, 2006, among Wells Fargo Bank, N.A., the Collateral Trustee and RERS.

19.	Blocked Account Agreement, dated as of August 1, 2007, among Mellon Bank, N.A., the Collateral Trustee and the Reliant Retail Obligors.

20.	Blocked Account Agreement, dated as of May 1, 2009, among The Bank of New York Mellon, the Collateral Trustee and the Reliant Retail Obligors.

21.	Securities Account Control Agreement, dated as of December 1, 2006, among Mellon Financial Markets, LLC, the Collateral Trustee and RERH.

22.	Priority Lien ISDA Master Agreement, dated as of May 1, 2009, between REPS and NRG Power Marketing LLC; Schedule to the 1992 ISDA Master Agreement, dated as of May 1, 2009, between REPS and NRG Power Marketing LLC; Paragraph 13 to the Credit Support Annex to the 1992 ISDA Master Agreement, dated as of May 1, 2009, between REPS, NRG Power Marketing LLC and MLCI; Confirmations, dated as of May 1, 2009, between REPS and NRG Power Marketing LLC.
Schedule 12.18(b) to CSRA

Exhibit A
To Amended and Restated Credit Sleeve and Reimbursement Agreement
Form of Acceptable Letter of Credit
IRREVOCABLE STANDBY LETTER OF CREDIT

Issuing Bank:	DEUTSCHE BANK AG

Date and Place of Issue:
Deutsche Bank AG
New York Branch
60 Wall Street, 25th Floor
New York, New York 10005
Trade Risk & Services Department

Letter of Credit No.:

Stated Amount:	US $ (AMOUNT IN WORDS United
States Dollars)

Expiration Date:	__________, 200[1]

Beneficiary’s Name and Address:	[Merrill Lynch Commodities, Inc.]

(“Beneficiary”)

Borrower’s Name and Address:	NRG Energy Inc. on behalf of NRG SUB
211 Carnegie Center
Princeton, NJ 08540
(“Borrower”)

To Beneficiary:
We hereby issue this irrevocable letter of credit no.                      (“Letter of Credit”) in your favor for the account of the Borrower for up to the aggregate amount stated above (“Stated Amount”). Drawing(s) made in accordance with the terms and conditions of this Letter of Credit will be duly honored. This Letter of Credit is effective immediately.
Funds under this Letter of Credit, in an amount not to exceed the Stated Amount, will be made available to you upon your presentation of a statement (“Beneficiary Statement”) purportedly signed by an authorized officer of Beneficiary stating:
     “Beneficiary hereby demands payment of $[amount] under Letter of Credit no. ___.”
Special Conditions
1.	Payment under this Letter of Credit will be effected per your instructions against a Beneficiary Statement presented at Deutsche Bank AG, New York Branch, 60 Wall Street, 25 Floor, New York, Trade Services Department, New York 10005 (“Place of

[1]	Not less than 20 Business Days (or, if earlier, the date on which the obligations secured by such Letter of Credit are satisfied)

1

Presentation”). Such presentation may be made (i) in person, (ii) by first class certified and registered U.S. mail, or (iii) by overnight mail.

2.	Partial and/or Multiple drawings are permitted. Such partial drawings shall reduce the amount thereafter available for drawing under this Letter of Credit.

3.	This Letter of Credit shall be deemed automatically extended without amendment for an additional period of twelve (12) months from the then-current Expiration Date, unless Issuing Bank notifies Beneficiary in writing that Issuing Bank elects not to extend the Letter of Credit for an additional period at least one hundred and twenty (120) days prior to such Expiration Date. In the event such notice is timely delivered by Issuing Bank to Beneficiary, Beneficiary may draw the full Stated Amount under the Letter of Credit at any time on or prior to the Expiration Date.

4.	This Letter of Credit will terminate at 5:00 PM New York time on the earlier of (i) the Expiration Date (other than with respect to any outstanding drawing requests made on or prior to such date), (ii) the date of surrender by you of this Letter of Credit for cancellation, and (iii) the date of our honoring of drawing(s) under this Letter of Credit that, in the aggregate, equal the Stated Amount.

5.	All Issuing Bank charges are for the account of Borrower.

6.	This Letter of Credit shall not be amended except with the written concurrence of Beneficiary, Borrower, and Issuing Bank.

7.	Any communications to us with respect to this Letter of Credit shall be addressed to the Place of Presentation and refer to “Letter of Credit No. .

8.	Unless otherwise expressly stated herein, this Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (“UCP”). As to matters not governed by the UCP, this Letter of Credit is governed by the laws of the State of New York.

9.	The following Articles under UCP are modified as follows:
(i)	Article 14(b) is modified such that five banking days is changed to be three (3) banking days following the day of receipt of documents; and

(ii)	Article 36 is amended such that if the Letter of Credit expires while the Place for Presentation is closed due to events described in said Article, then the Expiration Date of this letter of credit shall be automatically extended without amendment to a date thirty (30) calendar days after the Place for Presentation reopens for business.
Very truly yours,
DEUTSCHE BANK AG
New York Branch

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EXHIBIT B
GUARANTY OF BANK OF AMERICA CORPORATION
For value received, the receipt of which is hereby acknowledged, Bank of America Corporation, a corporation duly organized and existing under the laws of the State of Delaware (“Bank of America”), hereby unconditionally guarantees to NRG Energy, Inc. (the “Company”) the prompt payment of any and all obligations and liabilities of each of Merrill Lynch Commodities, Inc. and Merrill Lynch & Co., Inc. (the “Merrill Parties”), along with any successors and permitted assigns, to the extent such successors or permitted assigns are direct or indirect wholly-owned subsidiaries of Bank of America, to return Posted Collateral to the Company or transfer Posted Collateral to an Acceptable Collateral Agent, in each case, as required by the terms of Section 10 of the Amended and Restated Credit Sleeve and Reimbursement Agreement dated as of September 30, 2009, (the "Agreement”) among, inter alia, Merrill Lynch Commodities, Inc., Merrill Lynch & Co., Inc., the Company and certain of the Company’s affiliates (as such Section may be amended, supplemented or otherwise modified from time to time, the “Specified Section”), at all times, in accordance with the terms of the Specified Section. In the event that the Merrill Parties fail to return or transfer Posted Collateral under the Specified Section when required after giving effect to any applicable notice requirement and grace period, Bank of America hereby agrees to cause any such return or transfer to be made, promptly upon receipt of written demand from the Company to Bank of America; provided, however, that delay by the Company in giving such demand shall in no event affect Bank of America’s obligations under this Guaranty. This Guaranty shall remain in full force and effect or shall be reinstated (as the case may be) if at any time the return of any amount of Posted Collateral guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of any Merrill Party or otherwise, all as though such return or transfer had not been made. Capitalized terms used and not defined herein have the meanings assigned thereto in the Agreement.
This Guaranty shall be one of payment and not of collection and shall be irrevocable in respect of any payment obligations incurred by the Merrill Parties under the Specified Section (and, for all purposes of this Guaranty, “payment obligation” will include any obligation of the Merrill Parties to return or transfer Posted Collateral in accordance with the Specified Section). Bank of America hereby agrees that its obligations hereunder shall be unconditional, irrespective of (i) the validity, regularity or enforceability (except as may result from any applicable statute of limitations) of the Agreement or the Specified Section, (ii) the absence of any action to enforce the same, (iii) any waiver or consent by the Company concerning any provisions thereof, (iv) the rendering of any judgment against the Merrill Parties or any action to enforce the same or (v) any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor, other than defense of payment. Bank of America covenants that this Guaranty shall not be discharged except by complete return or transfer, as applicable, of all Posted Collateral in accordance with the Specified Section. This

Guaranty shall continue to be effective if any Merrill Party merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.
Bank of America hereby waives diligence, presentment, protest, notice of protest, acceleration, and dishonor, filing of claims with any court in the event of insolvency or bankruptcy of a Merrill Party, all demands whatsoever, except as noted in the first paragraph hereof, and any right to require a proceeding first against the Merrill Parties. Neither Bank of America nor the Company may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the other party.
Bank of America shall not exercise any right that it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until all Posted Collateral is returned to the Company or transferred to an Acceptable Collateral Agent, in each case, in accordance with the Specified Section. Subject to the foregoing, upon performance of all such obligations of the Merrill Parties, Bank of America shall be subrogated to the rights of the Company against the Merrill Parties, and the Company agrees to take at Bank of America’s expense such steps as Bank of America may reasonably request to implement such subrogation.
Bank of America shall reimburse the Company for any reasonable fees and expenses incurred by the Company in the enforcement of the Company’s rights under this Guaranty (including the reasonable fees and expenses of outside counsel) if Bank of America shall be found liable for any non-payment hereunder in a final, non-appealable judicial determination of a court of competent jurisdiction. Bank of America shall not be required to pay, or otherwise be liable to, the Company for any consequential, indirect or punitive damages (including, but not limited to, opportunity costs or lost profits).
Bank of America hereby represents and warrants that this Guaranty constitutes the valid and binding obligation of Bank of America and does not violate or conflict with any applicable law.
This Guaranty shall automatically terminate upon the termination of the Agreement and the discharge of all of the Merrill Parties’ obligations to return to the Company all Posted Collateral in accordance with the Specified Section.
For the avoidance of doubt, the agreements made by Bank of America under this Guaranty will have no force and effect, unless this Guaranty is executed and delivered by the Company to Bank of America as contemplated below.
This Guaranty may be executed in multiple counterparts and by each party hereto in separate counterparts, all of which, taken together, will constitute an original. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier or e-mail will be effective as delivery of a manually executed counterpart thereof.

This Guaranty shall be governed by and construed in accordance with the internal laws of the State of New York as applicable to contracts or instruments made and to be performed therein.
[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, BANK OF AMERICA has caused this Guaranty to be executed in its corporate name by its duly authorized representative.
BANK OF AMERICA CORPORATION
By:
Name:
Title: